UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

Metabasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50785	33-0753322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 12, 2008, Metabasis Therapeutics (the “Company”) announced its financial results for the third quarter ended September 30, 2008 in the earnings release filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 12, 2008, the Company committed to a restructuring plan that will result in the reduction of approximately 30% of the Company’s workforce. The restructuring is a result of a strategic realignment of the Company to preserve cash and reduce ongoing operating expenses. Employees directly affected by the restructuring plan have received notification and will be provided with severance payments, continued benefits for a specified period of time and outplacement assistance. The Company expects to complete the restructuring plan by the end of the first quarter of 2009.

The Company anticipates incurring restructuring charges of approximately $1.7 million, primarily associated with personnel-related termination costs. The majority of these costs will be recognized during the fourth quarter of 2008. As a result of this restructuring and absent any milestone payments from existing agreements or proceeds from any future business development activities, the Company’s cash, cash equivalents and short-term investments are estimated to support ongoing operations through mid 2009.

The severance-related charge that the Company expects to incur in connection with the restructuring is subject to a number of assumptions, and actual results may materially differ. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the Company’s restructuring and reduction in workforce described in Item 2.05 above, the employment of Howard Foyt, Ph.D., M.D., Vice President of Clinical Development, will terminate effective November 12, 2008.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Earnings release of Metabasis Therapeutics, Inc. dated November 12, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ Paul K. Laikind

Paul K. Laikind
President and Chief Executive Officer

Date: November 12, 2008

INDEX TO EXHIBITS

Number	Description

99.1	Earnings release of Metabasis Therapeutics, Inc. dated November 12, 2008.